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                                                                    EXHIBIT 23.1




                     CONSENT OF PRICEWATERHOUSE COOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 1997 Stock Option Plan of PCTEL, Inc. and the 1998 Employee Stock Purchase Plan of PCTEL, Inc., of our report dated February 10, 2003, except as to note 16, which is as of March 21, 2003, relating to the financial statements and financial statement schedule of PCTEL, Inc., which appears in PCTEL's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Chicago, Illinois
February 6, 2004